Exhibit 99.1

Investor Contact: Robert Jaffe rjaffe@rjaffeco.com 424.288.4098

NANTHEALTH REPORTS 2020 FOURTH-QUARTER, FULL-YEAR FINANCIAL RESULTS

•Q4 Financial Highlights 2020 vs 2019:
◦Total revenue was $18.6 million
•Total software-related revenue was $18.6 million, up from $18.4 million
◦Total gross margin increased to 61% from 58%

•Full-Year Financial Highlights 2020 vs 2019:
◦Total revenue was $73.2 million vs $77.4 million
•Total software-related revenue was $73.0 million, up from $72.8 million
◦Total gross margin increased to 60% from 56%
•Completed sale of Connected Care Business for $47.25 million in February 2020
•Acquired The OpenNMS Group, an open source network monitoring company, in July 2020

Culver City, Calif. - February 25, 2021 - NantHealth, Inc. (NASDAQ-GS: NH), a provider of enterprise solutions that help transform complex data into actionable insights, today reported financial results for its fourth quarter and full year ended December 31, 2020.

“While managing our business through the challenges associated with COVID-19 for most of the past year, we advanced our goal of expanding and diversifying NantHealth's software portfolio and services offerings with the acquisition of OpenNMS, continued to invest in our data solutions and AI capabilities, and delivered expanded capabilities on our NaviNet and Eviti SaaS products,” said Ron Louks, Chief Operating Officer, NantHealth. “In addition, as part of our NantHealth Cares initiative, we supported healthcare providers and medical staff by offering, at no cost for the entire month of May, our NaviNet AllPayer platform to providers. I am pleased to report that even with a month of free access, AllPayer revenues grew in 2020 and added more than 1,500 providers to its network."

Software and Services Q4 Highlights:
•Clinical Decision Support (Eviti®):
◦Signed a renewal agreement with a Maryland-based health plan for an additional three years, and expanded products and services within the plan

◦Continued to expand Eviti Connect across the Medicaid population of a leading U.S. health insurance company. Of the 13 states originally announced, eight states have gone live through the fourth quarter of 2020

◦Launched Eviti Connect 8.2 which included:

▪Formulary Redirection ‒ a major expansion of our Treatment Warning and Deviation (TWAD) feature that allows redirection to preferred drugs. This new functionality scales the payer’s ability to enable formulary redirection resulting in significant savings in delivery of care

▪Smart Justifications ‒ uses Eviti proprietary algorithms to identify characteristics of cancer type and treatment goals that streamline workflow and result in faster time to treatment plan

•Payer Engagement (NaviNet®):
◦Signed a three-year renewal agreement for NaviNet Open with one of the nation’s leading Medicaid managed care organizations, strengthening a nearly 20-year partnership

◦Launched a collaboration with Sesame, Inc. that enables providers to utilize Sesame’s payment tools giving patients direct access to affordable, high-quality care while increasing practice revenue

◦Introduced new network analytics solutions focused on providing our health plan partners with actionable insights into their providers’ NaviNet activity:

▪Document Exchange Insights Reports ‒ provide information on utilization trends, reach into the provider network, and identify opportunities for targeted action to drive greater adoption

▪Advanced user behavior analytics and user engagement tools ‒ influence the NaviNet product roadmap and augment existing analysis available to our health plans and partners

◦Enhanced Open Authorizations to more seamlessly inform providers on where and how to request service approval from their patient’s health plan

Network Monitoring and Management (OpenNMS®)
◦Deployed the OpenNMS flows and streaming analytics solution (300,000 flows per second) in production at a Fortune 500 energy company; decommissioning and replacing their existing solution

◦Released OpenNMS Horizon 27.0, which introduced digital experience monitoring for in depth monitoring of applications from the vantage point of individual end users and support for OpenConfig, a new industry standard that enables direct streaming of device telemetry data

Precision Medicine and Artificial Intelligence - Highlights:
◦In December, NantHealth presented significant treatment insights at the 2020 San Antonio Breast Cancer Symposium around the adoption of trastuzumab biosimilars in the treatment of HER2-positive breast cancer and the potential clinical and cost benefits of biosimilars. By examining Eviti data, the study identified an opportunity for payers to successfully redirect providers to biosimilars that offer high-value care at lower costs

◦In November, NantHealth and ImmunityBio announced the publication in Nature’s Scientific Reports of a study that revealed RNA sequencing is not only viable but may also provide significant clinical value in analyzing a cancer patient’s specific disease biology to enable an optimized treatment decision with a higher likelihood of success

◦In October, NantHealth, ImmunityBio and NantOmics presented results at the 2020 American Association for Cancer Research Virtual Special Conference on the use of deep-learning models in providing significant risk-assessment of survival in pancreatic cancer patients, holding promise as a prognostic technology

Business and Financial Highlights
For the 2020 fourth quarter:
•Total net revenue was $18.6 million, up slightly from $18.6 million in the 2019 fourth quarter.

•Gross profit increased to $11.4 million, or 61% of total net revenue, compared with $10.8 million, or 58% of total net revenue, for the prior year period.

•Selling, general and administrative (SG&A) expenses declined to $11.7 million from $12.8 million in the 2019 fourth quarter, mainly driven by ongoing cost management efforts and efficiencies in overall processes.

•Research and development (R&D) expenses increased to $4.8 million from $3.4 million mainly from the Company's ongoing investments in expanding its data and AI capabilities.

•Net loss from continuing operations attributable to NantHealth, net of tax, was $20.1 million, or $0.18 per share, which includes a noncash charge related to the Allscripts Bookings Commitment of $8.1 million. This compares with net loss from continuing operations attributable to NantHealth, net of tax, of $13.2 million, or $0.12 per share, for the 2019 fourth quarter.

•On a non-GAAP basis, net loss from continuing operations attributable to NantHealth was $6.2 million, or $0.06 per share, compared with $5.7 million, or $0.05 per share, for the fourth quarter of last year.

For the 2020 full year:
•Total net revenue was $73.2 million. This compares with total net revenue of $77.4 million for the 2019 full year, which included $2.9 million of home healthcare services revenue, a business the company divested in June 2019.

•Gross profit increased to $43.9 million, or 60% of total net revenue, from $43.3 million, or 56% of total net revenue, for the prior year.

•SG&A expense declined substantially to $48.5 million from $55.6 million in 2019, driven by the divestiture of the home healthcare services business, continued efforts to reduce costs and maximize existing resources. R&D expense increased to $17.3 million from $13.9 million in 2019 mainly from ongoing investments in data and AI capabilities.

•Net loss from continuing operations attributable to NantHealth, net of tax, was $88.3 million, or $0.80 per share, which includes noncash charges related to the Allscripts Bookings Commitment of $11.2 million and the impairment of the Company's equity method investment in NantOmics of $28.2 million. This compares with net loss from continuing operations attributable to NantHealth, net of tax, of $65.4 million, or $0.59 per share, for the 2019 full year.

•On a non-GAAP basis, net loss from continuing operations attributable to NantHealth was $27.0 million, or $0.24 per share, down from $30.1 million, or $0.27 per share, for 2019.

At December 31, 2020, cash and cash equivalents totaled $22.8 million.

Conference Call Information and Forward-Looking Statements
Later today, the company will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) to review its results of operations for the fourth quarter and full year ended December 31, 2020. The conference call will be available to interested parties by dialing 844-309-3709 from the U.S. or Canada, or 281-962-4864 from international locations, passcode 9786375. The call will be broadcast via the Internet at www.nanthealth.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding topics such as the company’s financial status and performance, regulatory and operational developments, and other comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures
This news release contains references to Non-GAAP financial measures, including adjusted net loss and adjusted net loss per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. Other companies may define these measures in different ways. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. Non-GAAP per share numbers are calculated based on one class of common stock and do not incorporate the effects, if any, of using the two-class method.

About NantHealth, Inc.
NantHealth, a member of the NantWorks ecosystem of companies, provides enterprise solutions that help businesses transform complex data into actionable insights. By offering efficient ways to move, interpret, and visualize complex and highly sensitive information, NantHealth enables customers in healthcare, life sciences, logistics, telecommunications and other industries to automate, understand and act on data while keeping it secure and scalable. NantHealth’s product portfolio comprises the latest technology in payer/provider collaboration platforms for real-time coverage decision support (Eviti and NaviNet), molecular analysis (GPS Cancer), and data solutions that provide multi-data analysis, reporting and professional services offerings (Quadris). OpenNMS, a NantHealth subsidiary, helps businesses monitor and manage network health and performance. For more information, visit nanthealth.com, follow us on Twitter, Facebook and LinkedIn, and subscribe to our blog.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Risks and uncertainties include, but are not limited to: our ability to successfully integrate our systems and solutions to address a wide range of healthcare issues; our ability to successfully amass the requisite data to achieve maximum network effects; appropriately allocating financial and human resources across a broad array of product and service offerings; raising additional capital as necessary to fund our operations; achieving significant commercial market acceptance for our solutions; establishing relationships with key thought leaders or key decision makers in order to attract, retain and renew partners and clients and obtain reimbursement for our sequencing and molecular analysis solutions; our ability to grow the market for our solutions; successfully enhancing our solutions to achieve market acceptance and keep pace with technological developments; customer concentration; competition; security breaches; data loss or corruption due to failures or errors in our systems and service disruptions at our data centers; bandwidth limitations; our ability to use, disclose, de-identify or license data and to integrate third-party technologies; our use of “open source” software; our ability to continue our relationship with NantOmics; our ability to obtain regulatory approvals; dependence upon senior management; the need to comply with and meet applicable laws and regulations; unexpected adverse events; clinical adoption and market acceptance of our molecular sequencing and analysis solutions; and anticipated cost savings. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission..

FINANCIAL TABLES FOLLOW

NantHealth, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$22,787	$5,243
Accounts receivable, net	3,273	6,179
Related party receivables, net	1,031	823
Prepaid expenses and other current assets	3,504	19,341
Current assets of discontinued operations	—	6,327
Total current assets	30,595	37,913
Property, plant, and equipment, net	13,102	14,985
Goodwill	98,333	97,307
Intangible assets, net	47,969	51,848
Investment in related party	—	31,702
Related party receivable, net of current	823	1,108
Operating lease right-of-use assets	7,539	8,470
Other assets	1,927	1,818
Noncurrent assets of discontinued operations	—	21,336
Total assets	$200,288	$266,487

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$5,122	$3,377
Accrued and other current liabilities	13,975	31,988
Deferred revenue	1,166	7,098
Related party payables, net	4,238	4,120
Notes payable	268	238
Related party convertible note, net	9,411	—
Convertible notes, net	90,578	—
Current liabilities of discontinued operations	—	10,680
Total current liabilities	124,758	57,501
Deferred revenue, net of current	393	1,129
Related party liabilities	31,091	24,227
Related party promissory note	112,666	112,666
Related party convertible note, net	—	8,864
Convertible notes, net	—	84,648
Deferred income taxes, net	1,853	1,669
Operating lease liabilities	8,170	9,728
Other liabilities	32,757	21,542
Noncurrent liabilities of discontinued operations	—	1,649
Total liabilities	311,688	323,623

Stockholders' deficit
Common stock, $0.0001 par value per share, 750,000,000 shares authorized; 111,284,733 and 110,619,678 shares issued and outstanding at December 31, 2020 and 2019, respectively	11	11
Additional paid-in capital	891,583	889,955
Accumulated deficit	(1,003,210)	(946,884)
Accumulated other comprehensive loss	(168)	(218)
Total NantHealth stockholders' deficit	(111,784)	(57,136)
Noncontrolling interests	384	—
Total stockholders' deficit	(111,400)	(57,136)
Total liabilities and stockholders' deficit	$200,288	$266,487

NantHealth, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue
Software-as-a-service related	$18,201	$18,410	$72,198	$72,831
Maintenance	378	—	677	—
Professional services	24	—	86	—
Total software-related revenue	18,603	18,410	72,961	72,831
Sequencing and molecular analysis	39	152	211	1,733
Home health care services	—	—	—	2,863
Total net revenue	18,642	18,562	73,172	77,427

Cost of Revenue
Software-as-a-service related	5,504	6,096	23,056	23,100
Maintenance	230	69	361	357
Professional services	1	—	16	—
Amortization of developed technologies	1,247	1,143	4,755	4,662
Total software-related cost of revenue	6,982	7,308	28,188	28,119
Sequencing and molecular analysis	211	480	1,038	4,546
Home health care services	—	—	—	1,471
Total cost of revenue	7,193	7,788	29,226	34,136

Gross Profit	11,449	10,774	43,946	43,291

Operating Expenses
Selling, general and administrative	11,670	12,752	48,534	55,595
Research and development	4,828	3,431	17,274	13,934
Amortization of acquisition-related assets	985	1,054	3,676	4,216
Impairment of intangible assets, including internal-use software	729	—	729	3,977
Total operating expenses	18,212	17,237	70,213	77,722
Loss from operations	(6,763)	(6,463)	(26,267)	(34,431)
Interest expense, net	(4,908)	(4,601)	(19,199)	(18,044)
Other expense, net	(8,274)	(585)	(10,824)	(5,607)
Loss from related party equity method investment	—	(1,916)	(31,702)	(8,317)
Loss from continuing operations before income taxes	(19,945)	(13,565)	(87,992)	(66,399)
Provision for (benefit from) income taxes	273	(359)	447	(1,018)
Net loss from continuing operations	(20,218)	(13,206)	(88,439)	(65,381)
Income from discontinued operations, net of tax attributable to NantHealth	38	1,457	31,993	2,619
Net loss	(20,180)	(11,749)	(56,446)	(62,762)
Net loss attributable to noncontrolling interests	(78)	—	(120)	—
Net loss attributable to NantHealth	$(20,102)	$(11,749)	$(56,326)	$(62,762)

Basic and diluted net loss per share attributable to NantHealth:
Continuing operations - common stock	$(0.18)	$(0.12)	$(0.80)	$(0.59)
Discontinued operations - common stock	$—	$0.01	$0.29	$0.02
Total net loss per share - common stock	$(0.18)	$(0.11)	$(0.51)	$(0.57)

Weighted average shares outstanding
Basic and diluted - common stock	111,238,540	110,619,780	110,954,858	110,351,638

NantHealth, Inc.
Non-GAAP Net Loss from Continuing Operations Attributable to NantHealth and Non-GAAP Net Loss Per Share from Continuing Operations Attributable to NantHealth
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net loss from continuing operations attributable to NantHealth	$(20,140)	$(13,206)	$(88,319)	$(65,381)
Adjustments to GAAP net loss from continuing operations attributable to NantHealth:
Loss from related party equity method investment	—	1,916	31,702	8,317
Stock-based compensation expense from continuing operations	961	1,566	2,722	2,842
Change in fair value of derivatives liability	(3)	—	4	—
Change in fair value of Bookings Commitment	8,098	372	11,168	5,036
Noncash interest expense related to convertible notes	1,698	1,495	6,477	5,702
Intangible amortization from continuing operations	2,212	2,197	8,395	8,878
Impairment of intangible assets, including internal-use software	729	—	729	3,977
Loss on sale of business	—	—	—	582
Securities litigation costs	—	28	(103)	528
Tax provision (benefit) resulting from certain noncash tax items	244	(51)	228	(570)
Total adjustments to GAAP net loss from continuing operations attributable to NantHealth	13,939	7,523	61,322	35,292
Net loss from continuing operations attributable to NantHealth - Non-GAAP	$(6,201)	$(5,683)	$(26,997)	$(30,089)

Weighted average basic common shares outstanding	111,238,540	110,619,780	110,954,858	110,351,638

Net loss per common share from continuing operations attributable to NantHealth - Non-GAAP	$(0.06)	$(0.05)	$(0.24)	$(0.27)

Reconciliation of Net Loss per Common Share from Continuing Operations Attributable to NantHealth to Net Loss per Common Share from Continuing Operations Attributable to NantHealth - Non-GAAP (Unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net loss per common share from continuing operations attributable to NantHealth	$(0.18)	$(0.12)	$(0.80)	$(0.59)
Adjustments to GAAP net loss per common share from continuing operations attributable to NantHealth:
Loss from related party equity method investment	—	0.03	0.29	0.07
Stock-based compensation expense from continuing operations	0.01	0.01	0.02	0.03
Change in fair value of derivatives liability	—	—	—	—
Change in fair value of Bookings Commitment	0.07	—	0.10	0.05
Noncash interest expense related to convertible notes	0.01	0.01	0.06	0.05
Intangible amortization from continuing operations	0.02	0.02	0.08	0.08
Impairment of intangible assets, including internal-use software	0.01	—	0.01	0.04
Loss on sale of business	—	—	—	0.01
Securities litigation costs	—	—	—	—
Tax provision (benefit) resulting from certain noncash tax items	—	—	—	(0.01)
Total adjustments to GAAP net loss per common share from continuing operations attributable to NantHealth	0.12	0.07	0.56	0.32
Net loss per common share from continuing operations attributable to NantHealth - Non-GAAP	$(0.06)	$(0.05)	$(0.24)	$(0.27)